UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    November 30, 2018

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in Charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ	08037
(Address of principal executive offices)	(Zip Code)

(609) 561-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously announced, on June 27, 2018, South Jersey Industries, Inc., a New Jersey corporation (the “Company”), through its indirectly wholly-owned subsidiary, Marina Energy LLC, a New Jersey limited liability company (“Marina”), entered into a series of agreements whereby Marina will sell its portfolio of solar energy assets (the “Transaction”) to an entity managed by Goldman Sachs Asset Management (“Buyer”) for total consideration of approximately $350 million in cash.

As of November 30, 2018, the Company completed the disposition of a “significant amount” of the Company’s assets within the meaning of, and in accordance with, the standards set forth in Item 2.01 of Form 8-K which divestitures consisted of solar sites with total capacity of 124.4 megawatts. Total net consideration received for the sale of these divestitures is approximately $162.6 million in cash. In addition, in July 2018, the Company completed the sale of certain solar renewable energy credits for total consideration of $62.6 million in cash.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The unaudited pro forma consolidated financial information of the Company giving effect to the above Transaction, and the related notes thereto, have been derived from its historical consolidated financial statements and are attached hereto as Exhibit 99.1.

(d)	Exhibits

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated financial statements and explanatory notes for the Company as of and for the nine months ended September 30, 2018, and for the year ended December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2018	SOUTH JERSEY INDUSTRIES, INC.

	By:	/s/ Kenneth A. Lynch
Name: Kenneth A. Lynch
Title: Senior Vice President, Chief Risk and Accounting Officer